UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 30, 2016

Shutterfly, Inc.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33031	94-3330068
(Commission File Number)	(IRS Employer Identification No.)

2800 Bridge Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 610-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 30, 2016, Eric Keller and Nancy Schoendorf, current Class I directors of Shutterfly, Inc. (the “Company”), notified the Company that they have decided not to stand for re-election to the Company’s Board of Directors (the “Board”) at the Company’s 2016 annual meeting of stockholders (the “Annual Meeting”), expected to be held in June 2016. Mr. Keller and Ms. Schoendorf have advised the Company that their respective decisions not to stand for re-election were not due to any disagreement with the Company on any matter relating to its operations, policies or practices. Mr. Keller and Ms. Schoendorf expect to continue to serve as members of the Board until the Annual Meeting, including Mr. Keller’s service on the Audit Committee and Ms. Schoendorf’s service on the Compensation Committee and the Governance Committee.

The Governance Committee has commenced a process to identify potential candidates to join the Board.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

99.1	Letter from Eric Keller.

99.2	Letter from Nancy Schoendorf.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUTTERFLY, INC.

By:	/s/ Philip A. Marineau
Philip A. Marineau
Chairman and Interim Chief Executive Officer

Date: March 30, 2016

EXHIBIT INDEX

Number	Description

99.1	Letter from Eric Keller.

99.2	Letter from Nancy Schoendorf.